Exhibit 99.1
From:	Hifn, Inc.
	750 University Avenue	(HIFN LOGO)
Los Gatos, CA 95032

Contact:	William R. Walker, Vice President and Chief Financial Officer
408-399-3537
wwalker@hifn.com

Hifn Reports Revenues and Earnings for Fourth Quarter and Full Fiscal Year 2004

        LOS GATOS, Calif., October 27, 2004 – Hifn™ (NASDAQ: HIFN) today reported financial results for the fourth quarter and twelve months ended September 30, 2004.

        Revenues for the fourth quarter of fiscal 2004 were $13.3 million, an increase of 17.5% from the $11.3 million in revenues reported in the previous quarter and an increase of 113.0% from the $6.2 million in revenues reported in the fourth quarter of fiscal 2003. Revenues for the twelve months ended September 30, 2004 were $42.1 million, an increase of 105.8% from the $20.5 million reported for the twelve months ended September 30, 2003.

        Net income for the fourth quarter ended September 30, 2004 was $281,000, or $0.02 per share, basic and diluted, as compared to net loss of $5.8 million, or $0.53 per share, for the fourth quarter ended September 30, 2003. Net loss for the twelve months ended September 30, 2004 was $10.9 million, or $0.84 per share, as compared to net loss of $20.3 million, or $1.89 per share, for the twelve months ended September 30, 2003.

        “Revenue for the quarter at $13.3 million was encouraging and in line with expectations, with growth from our largest customers allowing Hifn to post an operating and net profit for the first time in four years. For the fiscal year, we believe that the company’s top line growth of over 100% marks the end of the major networking slowdown that started in 2001 and emphasizes our market-leading position,” said Chris Kenber, Hifn’s Chairman and CEO. “Our outlook for fiscal 2005 is guardedly optimistic as we continue to make good progress both in our traditional security processor business, in the network processing services market, fueled by our acquisition of IBM’s network processor business last December, and in the iSCSI security market, where several recent design wins mark the beginning of market growth in this new segment in which Hifn has a significant start on potential competition,” said Kenber.

        “We do see signs of softer demand in the short term that will depress revenues by about 10% in the December quarter. There will be a continuing although more minor impact in the March quarter and we are unlikely to be profitable in either quarter. This slowdown is broad based in markets (USA and the Far East) and in semiconductor companies affected, with many pre-announcing reduced revenue and earnings.

Hifn Fourth Quarter &
Fiscal Year 2004 Earnings Release	Page 2

Nevertheless, we believe that Hifn is strongly positioned for growth and we expect to return to operating profit during 2005,” Kenber continued.

        Hifn management will hold a conference call to discuss these results today, October 27, 2004 at 1:30 p.m. Pacific Daylight Time (PDT). Those wishing to join should dial 800-509-8613 (domestic U.S.) or 706-679-4544 (international) at approximately 1:15 p.m. Playback of the conference call will be available from 5 p.m. (PDT) on Wednesday, October 27, 2004 through 5 p.m. (PDT) on Saturday, October 30, 2004 and may be accessed by calling 800-642-1687, pass code 1398547. This press release and information regarding the conference call may be accessed through the Investor Relations page in Hifn’s corporate website at http://www.hifn.com/.

About Hifn

        Hifn, Inc. of Los Gatos, California makes integrated circuits and software for network infrastructure developers. Hifn combines network processing, security, compression, content search and flow classification technology into solutions for complex packet management. Many of the major network equipment manufacturers use Hifn’s patented technology to improve packet processing. More information on the company is available from the company’s SEC filings. Additional product information can be obtained from the Hifn website at http://www.hifn.com/. Hifn is traded on the NASDAQ National Market under the symbol HIFN.

        “Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, statements regarding the end of the slowdown in the networking market, the company’s leading market position, progress in our traditional security processor and network processor businesses, growth from design wins and lead over potential competitors in the iSCSI security market, growth in the iSCSI market, anticipated revenue and profit levels in the upcoming quarters and anticipated growth and positive operating profit performance in 2005 are all forward-looking statements within the meaning of the Safe Harbor subject to the risks set forth below and actual results could vary. Factors that could cause actual results to differ materially from those described herein include, but are not limited to: dependency on a small number of customers, customer demand and customer ordering patterns; orders from Hifn’s customers may be below the company’s current expectations; and the perceived economic growth in the technology sector and the end of the slowdown in the networking market may be less than anticipated or short-lived, including the rate of growth in our security processor business and iSCSI security markets. Additional risks include: risks associated with the success of Hifn’s ongoing technology development efforts; Hifn’s ability to successfully integrate new technology into products in a cost-effective manner; Hifn’s ability to effect its current strategy and to effectively control expenses; the timing of Hifn’s new product introductions; intense competition in the network and storage equipment industries; the benefits expected from business partnerships we enter into may not achieve anticipated benefits due to market factors or other factors outside our control and the significant uncertainty of market acceptance of Hifn’s new products. These and other risks are detailed from time to time in Hifn’s SEC reports including reports on Forms 10-K, 10-Q and 8-K. Hifn expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Hi/fn® is a registered trademark of hi/fn, inc. Hifn is a trademark of hi/fn, inc.

Hifn Fourth Quarter &
Fiscal Year 2004 Earnings Release	Page 3

HIFN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2004	2003	2004	2003
Net revenues	$13,309	$6,249	$42,142	$20,480

Costs and operating expenses:
Cost of revenues	4,031	1,809	11,957	6,567
Research and development	5,436	5,140	22,418	20,329
Sales and marketing	1,797	1,905	7,324	7,211
General and administrative	1,173	1,011	4,492	3,862
Amortization of intangibles	768	244	3,062	1,319
Provision for impairment of intangibles	-	3,919	-	3,919
In-process research and development	-	-	4,230	-

Total costs and operating expenses	13,205	14,028	53,483	43,207

Income (loss) from operations	104	(7,779)	(11,341)	(22,727)
Interest and other income, net	177	102	473	544

Income (loss) before income taxes	281	(7,677)	(10,868)	(22,183)
Benefit from income taxes	-	(1,842)	-	(1,842)

Net income (loss)	$281	$(5,835)	$(10,868)	$(20,341)

Net income (loss) per share:
basic	$0.02	$(0.53)	$(0.84)	$(1.89)

diluted	$0.02	$(0.53)	$(0.84)	$(1.89)

Weighted average shares outstanding:
basic	13,854	11,008	12,993	10,741

diluted	14,342	11,008	12,993	10,741

Hifn Fourth Quarter &
Fiscal Year 2004 Earnings Release	Page 4

HIFN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,
	2004	2003
ASSETS
Current assets:
Cash & short-term investments	$50,032	$43,074
Accounts receivables, net	5,653	2,715
Inventories	2,051	355
Prepaid expenses and other current assets	988	1,025

	58,724	47,169
Property and equipment, net	1,737	2,107
Intangibles and other assets, net	15,781	3,545

	$76,242	$52,821

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,323	$2,123
Accrued expenses and other liabilities	7,690	9,581

	12,013	11,704

Stockholders' equity:
Common stock	14	11
Paid in capital	161,500	127,473
Comprehensive loss	(50)	-
Accumulated deficit	(97,235)	(86,367)

	64,229	41,117

	$76,242	$52,821